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                                                                    EXHIBIT 99.1

                        TRUSTEE'S DISTRIBUTION STATEMENT

   THE                  TO THE HOLDERS OF:
 BANK OF                CORPORATE BOND-BACKED CERTIFICATES
   NEW                  SERIES 1997-BELLSOUTH-1
  YORK                  CLASS A-1 CERTIFICATES
                        CUSIP NUMBER: 219-87H-AL9

In accordance with the Standard Terms and Conditions
of Trust, The Bank of New York, as trustee submits the
following cash basis statement for the period ending:              July 15, 2005

INTEREST ACCOUNT
Balance as of January 18, 2005                                             $0.00
      Schedule Income received on securities.........                $981,204.00
      Unscheduled Income received on securities......                      $0.00
      Interest Received on sale of Securities........                      $0.00
LESS:
      Distribution to Class A-1 Holders.............. $978,204.00
      Trustee Fees...................................   $2,250.00
      Fees allocated for third party expenses........     $750.00
Balance as of July 15, 2005                              Subtotal          $0.00


PRINCIPAL ACCOUNT
Balance as of January 18, 2005                                             $0.00
      Scheduled Principal payment received on
        securities...................................                $798,796.00
      Principal received on sale of securities.......                      $0.00
LESS:
      Distribution to Class A-1 Holders.............. $798,796.00
Balance as of July 15, 2005                              Subtotal          $0.00
                                                          Balance          $0.00

               UNDERLYING SECURITIES HELD AS OF: January 00, 1900
                 $50,000,000 7.12% Debentures due July 15, 2097
                             BELLSOUTH CAP FDG CORP